UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

THE THAI CAPITAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Thai Capital Fund, Inc.

c/o Aberdeen Asset Management Inc.
1735 Market Street, 32nd Floor
Philadelphia, PA 19103
(866) 839-5205

April 29, 2013

Dear Stockholders:

A Special Meeting of Stockholders (the "Meeting") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), will be held on Monday, June 10, 2013, at the offices of Aberdeen Asset Management Inc., 712 Fifth Avenue, 49th Floor, New York, NY 10019, at 2:00 p.m., New York time. A Notice and Proxy Statement regarding the Meeting, proxy card for your vote at the Meeting and a postage prepaid envelope in which to return your proxy card are enclosed. The Notice and Proxy Statement regarding the Meeting are also available over the Internet at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14194.

At the Meeting, the Fund's stockholders will consider and vote upon a proposal to change a fundamental investment limitation of the Fund and consider and vote upon a proposal to liquidate and dissolve the Fund, including its underlying Investment Plan, as set forth in the Plan of Liquidation and Dissolution (the "Plan") unanimously adopted by the Board of Directors of the Fund (the "Board"). The Board has declared that liquidation of the Fund is advisable in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value at which its shares trade.

If you will not be able to attend the Meeting in person, please take the time now to review the accompanying materials and authorize your proxies to vote your shares. Your vote is important.

The Board has recommended that the stockholders vote in favor of the foregoing matters.

Respectfully,

Martin J. Gruber

Chairman of the Board of Directors of The Thai Capital Fund, Inc.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE STRONGLY URGED TO AUTHORIZE YOUR PROXIES TO VOTE YOUR SHARES OVER THE INTERNET OR VIA THE TOLL-FREE TELEPHONE NUMBER, AS DESCRIBED IN THE ACCOMPANYING MATERIALS. AS AN ALTERNATIVE, PLEASE PROMPTLY SIGN AND MAIL THE ENCLOSED COPY OF THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE TO ENSURE A QUORUM AT THE MEETING.

YOUR VOTE IS IMPORTANT.

The Thai Capital Fund, Inc.

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
JUNE 10, 2013

To the Stockholders of
The Thai Capital Fund, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of Aberdeen Asset Management Inc., 712 Fifth Avenue, 49th Floor, New York, New York 10019, on Monday, June 10, 2013, at 2:00 p.m., New York time, for the following purposes:

1.  To consider and vote upon a proposal to change the fundamental investment limitation of the Fund.

2.  To consider and vote upon a proposal to liquidate and dissolve the Fund, including termination and liquidation of its underlying Investment Plan, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund and attached as Appendix A to the enclosed proxy statement.

3.  To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

On or about May 1, 2013, the Fund mailed stockholders a paper copy of the Proxy Statement, as well as a proxy card (the "Proxy Materials"), which you may complete, sign and return by mail. A notice containing instructions on how to access the Proxy Materials via the internet (the "Notice of Internet Availability of Proxy Materials") was also included in the Fund's mailing to stockholders. The Proxy Materials also provide you with instructions on how to authorize your proxies to vote your shares via the Internet and a telephone number you may call to authorize your proxies to vote your shares. As of the date of mailing of the Proxy Materials, all stockholders have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials.

The Fund's Board of Directors has fixed the close of business on April 15, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

You are cordially invited to attend the Meeting. Any stockholder who does not expect to attend the Meeting in person is requested to authorize your proxies to vote over the internet, by telephone or by completing, dating and signing the enclosed proxy card and returning it promptly. You may nevertheless vote in person at the Meeting if you choose to attend. Your vote is important. The proxy is being solicited by the Board of Directors.

By order of the Board of Directors,

/s/ Megan Kennedy

Megan Kennedy

Secretary and Vice President of the Fund

April 29, 2013

The Thai Capital Fund, Inc.

QUESTIONS AND ANSWERS RELATING TO
THE PROPOSED LIQUIDATION AND DISSOLUTION OF THE FUND AND
AMENDMENT TO THE FUND'S INVESTMENT LIMITATIONS

Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of issues relevant to the proposals.

Q:  WHAT IS THIS DOCUMENT AND WHY DID WE SEND IT TO YOU?

A:  This document contains the Notice of Special Meeting of Stockholders (the "Notice") of The Thai Capital Fund, Inc., a Maryland corporation (the "Fund"), and Proxy Statement, which provide you with information regarding the proposals that will be presented at the Special Meeting of Stockholders (the "Meeting") and other information relating to the Meeting. You are receiving this proxy material because you own shares of the Fund.

  At the Meeting, the Fund's stockholders are being asked to vote to (i) approve a proposal to change a fundamental investment limitation of the Fund; and (ii) approve the liquidation and dissolution of the Fund, including its underlying Investment Plan, pursuant to a Plan of Liquidation and Dissolution (the "Plan") as more particularly described in Proposal 2. The Board of Directors of the Fund (the "Board") recommends the approval of Proposals 1 and 2.

Q:  WHY IS THE LIQUIDATION AND DISSOLUTION OF THE FUND AND ITS INVESTMENT PLAN BEING PROPOSED?

A:  As discussed in more detail in the enclosed Proxy Statement, in response to the Fund's underperformance, small asset size, persistent trading discount, and relatively high expense ratio, and as part of its general oversight responsibilities, the Board has regularly discussed and reviewed with Fund management various possible measures to address the discount and enhance stockholder value. After reviewing the various options available to the Fund, at a Board meeting held on April 3, 2013, the Board unanimously determined that, under the circumstances, liquidation of the Fund is advisable and in the best interest of the Fund in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value at which its shares trade. Following review and discussions with management and Fund counsel, the Fund's Directors, each of whom is considered an independent director and not an "interested person" of the Fund, then approved and authorized the orderly liquidation of the Fund, and unanimously adopted the Plan and directed that the liquidation and dissolution of the Fund be submitted for consideration by the Fund's stockholders. The Fund makes its investments in Thailand indirectly through a wholly-owned investment plan established in conformity with Thai law (the "Investment Plan"), which has a 25-year duration through May 17, 2015 (subject to earlier termination) unless continuance thereof is approved by the Bank of Thailand. The Investment Plan is established under an agreement between SCB Asset Management Co., Ltd. (the "Manager"), the Fund's investment manager, and the Fund. The Fund's investments through the Investment Plan are managed by the Manager. In connection with liquidation of the Fund, it will also be necessary to terminate and liquidate the Investment Plan.

Q:  WHY IS THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS BEING PROPOSED?

A:  As discussed in more detail in the enclosed Proxy Statement, at a Board meeting held on October 19, 2012, the Board determined that a rights offering (the "Offer") of preferred stock would be in the best interests of the Fund and its stockholders as it will facilitate the Fund's being able to achieve the vote necessary to liquidate the Fund or take other corporate action. At a Board meeting held on April 3 2013, the Board determined that in order to conduct the Offer, the Fund will need to amend one of its fundamental investment limitations, the fundamental investment limitation prohibiting the issuance of senior securities.

  The preferred stock proposed to be issued by the Fund would be considered senior securities for purposes of this limitation. Accordingly, the Fund's Directors, each of whom is considered an independent director and not an "interested person" of the Fund, approved the amendment of the fundamental investment limitation in order to be able to implement the Offer that the Board had previously determined was in the best interests of the Fund and the stockholders of the Fund and directed that the amendment of the Fund's fundamental investment limitations be submitted for consideration by the Fund's stockholders. If the proposal to liquidate and dissolve the Fund (Proposal 2) does not obtain the requisite stockholder approval, the Fund intends to carry out the Offer and therefore will need to modify one of the Fund's fundamental investment limitations as described herein.

Q:  WHO IS ELIGIBLE TO VOTE?

A:  Stockholders of record of the Fund as of the close of business on the record date April 15, 2013 are entitled to notice of and to vote at the meeting. Each such stockholder is entitled to cast one vote for each full share and a fractional vote for each fractional share they hold, on the proposals presented at the Meeting or any adjournment or postponement thereof.

Q:  WHAT VOTE IS REQUIRED?

A:  Approval to change a fundamental investment limitation of the Fund under Proposal 1 requires the affirmative vote of the lesser of either: (i) 67% the shares represented at a meeting at which there is a quorum, or (ii) more than 50% of the outstanding shares. Approval of the liquidation and dissolution of the Fund under Proposal 2 requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of stock of the Fund.

Q:  HOW CAN A QUORUM BE ESTABLISHED?

A:  A majority of the Fund's outstanding shares as of the record date, present in person or represented by proxy, constitutes a quorum at the Meeting. Shares whose proxies reflect an abstention on Proposal 1 and/or Proposal 2, are counted as shares present and entitled to vote for purposes of determining the presence of a quorum. However, since such shares are not voted in favor of Proposal 1 and/or Proposal 2, they have the effect of counting as a vote AGAINST Proposal 1 and/or Proposal 2, as applicable. In the event that the necessary quorum to transact business or the vote required to approve either Proposal 1 or Proposal 2 is not obtained at the Meeting, the chairman of the meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal.

Q:  WHAT WILL HAPPEN IF THE LIQUIDATION AND DISSOLUTION OF THE FUND IS APPROVED AT THE MEETING?

A:  The Fund will be liquidated and dissolved pursuant to the Plan, and the Fund will not make the Offer even if the amendment to the fundamental investment limitation is approved at the Meeting. The Plan will become effective only upon (a) its adoption and approval by the holders of 66 2/3% of the outstanding shares of the Fund, (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board and (c) the completion of the termination and liquidation of the Investment Plan (the "Effective Date"). Following these three events, the Fund (i) will cease to invest its assets in accordance with its investment objective and will, as soon as reasonable and practicable after the Effective Date, complete the sale of any remaining portfolio securities it holds in order to convert its assets to cash or cash equivalents, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland.

  If the Plan is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation.

Q:  WHAT WILL HAPPEN IF THE LIQUIDATION AND DISSOLUTION OF THE FUND IS NOT APPROVED BUT THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS IS APPROVED?

A:  In the event that 66 2/3% of the outstanding shares of stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. If the liquidation and dissolution of the Fund is not approved but the proposed amendment to the Fund's fundamental investment limitations is approved, the Board intends to conduct the Offer of preferred stock in order to enable stockholders who support liquidation of the Fund to obtain sufficient voting shares in order for the Fund to be able to obtain the stockholder approval required to obtain the necessary vote on liquidation and dissolution or other corporate action. The implementation of the Offer in order to liquidate the Fund or take other corporate action will involve greater expenses to the Fund when compared to the direct liquidation and dissolution of the Fund as per Proposal 2 of this proxy statement because the Fund and its stockholders will bear the cost of the Offer.

Q:  WHAT WILL HAPPEN IF THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT LIMINATIONS IS NOT APPROVED AND THE LIQUIDATION AND DISSOLUTION OF THE FUND IS NOT APPROVED?

A:  In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved and the proposal to amend the fundamental investment limitations of the Fund is also not approved, the Board intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders.

Q:  WHO IS AST FUND SOLUTIONS, LLC?

A:  AST Fund Solutions, LLC is a third party proxy solicitation agent that the Fund has engaged to contact stockholders and record proxy votes. In order to hold a stockholder meeting, a quorum must be reached. If a quorum is not attained, the meeting must adjourn to a future date. Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

Q:  WHO IS PAYING FOR THIS PROXY MAILING AND FOR THE OTHER EXPENSES AND SOLICITATION COSTS ASSOCIATED WITH THIS STOCKHOLDER MEETING?

A:  The expenses connected with the solicitation of these proxies will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares. These expenses are expected to be approximately $18,500.

Q:  HOW CAN I VOTE?

A:  To authorize your proxies to vote your shares, you may use any of the following methods:

  •  By Mail. Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope.

  •  By Internet. Have your proxy card available. Go to the website on the proxy card. Enter your control number from your proxy card. Follow the simple instructions found on the website.

  •  By Telephone. Have your proxy card available. Call the toll-free number on the proxy card. Enter your control number from your proxy card. Follow the simple instructions.

  Stockholders can also vote in person at the Meeting.

Q:  CAN I REVOKE MY PROXY?

A:  Yes, if your stock is held in your name, you can revoke your proxy by:

  •  Filing written notice of revocation before the Meeting addressed to the Secretary of the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103;

  •  Signing a proxy bearing a later date; or

  •  Voting in person at the Meeting.

  Attendance at the Meeting will not, by itself, revoke a properly-executed proxy. If your stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your stock regarding how to revoke your proxy.

Q:  HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:  The Board recommends that you vote "FOR" Proposals 1 and 2.

Q:  WILL MY VOTE MAKE A DIFFERENCE?

A:  Yes. Your vote is needed to ensure that the proposals are approved. Your immediate response will help save on the costs and inconvenience of further solicitations for a stockholder vote. We encourage you to participate in the governance of the Fund.

Q:  WHO SHOULD I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE ANY QUESTIONS ABOUT THE ENCLOSED PROXY STATEMENT?

A:  Please contact the Fund's proxy soliciting agent at (800) 443-5182.

PLEASE VOTE.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

The Thai Capital Fund, Inc.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of THE THAI CAPITAL FUND, INC., a Maryland corporation (the "Fund"), for use at the Special Meeting of Stockholders (the "Meeting"), to be held at the office of Aberdeen Asset Management Inc., 712 Fifth Avenue, 49th Floor, New York, New York 10019, on Monday, June 10, 2013, at 2:00 p.m., New York time and at any adjournments thereof.

This Proxy Statement, enclosed proxy card and postage prepaid envelope in which to return your proxy card are first being mailed to stockholders on or about May 1, 2013. The enclosed Notice of Internet Availability of Proxy Materials will instruct how you may access and review the important information contained in the proxy materials on the internet, as well as how you may submit your proxy card via the internet. You may also authorize your proxies to vote your shares via touchtone telephone by dialing 1-800-PROXIES (please call 1-718-921-8500 for calls from outside the United States). Any stockholder giving a proxy in advance of the Meeting has the power to revoke it by mail (addressed to the Secretary of the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103) by executing a superseding proxy, by attending the Meeting in person and voting at the Meeting or by submitting a notice of revocation to the Fund. All properly executed proxy cards received in time for the Meeting will be voted as specified in the proxy card or, if no specification is made, FOR each proposal referred to in this Proxy Statement. Abstentions will have the effect of a vote AGAINST Proposal 1 and Proposal 2. Shares owned by any stockholder who attends the Meeting but does not cast a vote are included in the determination of the number of shares present at the Meeting and will also have the effect of a vote AGAINST Proposal 1 and Proposal 2.

The Fund will furnish, without charge, a copy of its Annual Report for its most recent fiscal year to any stockholder requesting such report. Requests for the Annual Report should be made by writing to the Fund at the Fund's principal executive offices, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, attention: Investor Relations, or by calling toll-free at 866-839-5205.

The Board has fixed the close of business on April 15, 2013 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Stockholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 3,575,649 shares of common stock, par value $0.01 per share (the "common stock").

The Fund's management knows of no business other than that mentioned in the Notice of Meeting, which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the proxy card to vote in accordance with their discretion.

It is essential that stockholders authorize their proxies to vote their shares over the Internet, by telephone or by completing, dating, signing and returning the enclosed paper proxy card using the enclosed envelope. Stockholders are able to authorize their proxies to vote their shares over the internet at www.proxyvote.com. The internet procedures are designed to authenticate a stockholder's identity to allow stockholders to authorize their proxies to vote their shares and confirm that their instructions have been properly recorded. Stockholders will also be able to obtain the toll free number to authorize their proxies to vote their shares via touchtone telephone after viewing the proxy materials over the Internet at https://secure.amstock.com/voteproxy/login2.asp.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 1 AND 2.

Proposal 1: AMENDMENT TO THE FUND'S INVESTMENT LIMITATIONS

At the Fund's Board meeting on April 3, 2013, the Directors agreed to approve, subject to the approval by the Fund's stockholders, an amendment to the Fund's fundamental investment limitations to permit the Fund to issue senior securities in order to pursue the rights offering of preferred stock (the "Offer") that the Board previously determined was in the best interest of the Fund and the Fund's stockholders. The Board has directed that the proposal be submitted to stockholders for their consideration and approval.

The Fund's current fundamental investment limitation policy on issuing senior securities is as follows:

"The Fund, through the Investment Plan or otherwise, is not permitted to:

...

(3)  Issue senior securities, borrow money or pledge its assets, except that they Fund may borrow money in an amount not to exceed 10% calculated at the lower of cost or current market value of its total assets (not including the amount borrowed) (i) to pay any dividends required to be subject to U.S. taxes, (ii) from a bank for temporary or emergency purposes, (iii) for such short-term credits as may be necessary for the clearance or settlement of transactions, and (iv) for repurchases of its common stock. The Fund may pledge its assets to secure such borrowings. Notwithstanding the above, initial and variation margin in respect of future contracts and options thereon and any collateral arrangements in respect of options on securities or indexes will not be prohibited by this paragraph (3) or any other investment restrictions."

As amended, the Fund's fundamental investment limitation policy on issuing senior securities would be as follows (amendments are italicized):

"The Fund, through the Investment Plan or otherwise, is not permitted to:

...

(3)  Issue senior securities, borrow money or pledge its assets, except that the Fund may (1) issue 1.00% redeemable preferred stock, par value $0.01 per share, but solely pursuant to a non-transferable rights offering to its stockholders and (2) borrow money in an amount not to exceed 10% calculated at the lower of cost or current market value of its total assets (not including the amount borrowed) (i) to pay any dividends required to be subject to U.S. taxes, (ii) from a bank for temporary or emergency purposes, (iii) for such short-term credits as may be necessary for the clearance or settlement of transactions, and (iv) for repurchases of its common stock. The Fund may pledge its assets to secure such borrowings. Notwithstanding the above, initial and variation margin in respect of future contracts and options thereon and any collateral arrangements in respect of options on securities or indexes will not be prohibited by this paragraph (3) or any other investment restrictions."

On March 8, 2012, the Board had unanimously: (i) determined that liquidation of the Fund was advisable in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value and (ii) approved and authorized the orderly liquidation of the Fund. The proposal to liquidate and dissolve the Fund was voted on by stockholders at the Annual Meeting of Stockholders on June 4, 2012 and the adjournment thereof held on July 2, 2012. The required vote to approve the liquidation and dissolution of the Fund (the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Fund) was not achieved. Following the Annual Meeting of Stockholders, the Board had several discussions regarding possible next steps for the Fund, including re-submitting the liquidation proposal for a vote of stockholders and the possibility of merging with another closed-end fund, which would also require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Fund.

In reviewing the voting results from the Annual Meeting of Stockholders, the Board noted that there had been strong support for the liquidation proposal from those stockholders who voted their shares and that the failure to receive stockholder approval for the liquidation was largely driven by many stockholders failing to vote or failing to instruct their brokers to vote on the liquidation proposal. The Fund's proxy solicitors indicated that large positions of the Fund's shares are held by brokers or nominees on behalf of beneficial owners that routinely fail to provide voting instructions and, accordingly, it would be very difficult for the Fund to obtain stockholder approval for any non-discretionary matter requiring the affirmative vote of a supermajority of the Fund's existing stockholders. Accordingly, at a special meeting held on October 19, 2012, the Board determined that a rights offering of preferred stock would be in the best interests of the Fund and its stockholders as it would facilitate the Fund being able to achieve the vote necessary to liquidate the Fund or take other corporate action. Set forth below is a description of the terms of the preferred stock that would be issued in the rights offering and that would be permitted if proposed amendment to the fundamental investment limitation were approved.

The Fund has filed a registration statement relating to the Offer for the issuance of 1.00% Redeemable Preferred Stock, par value $0.01 per share, (the "Preferred Stock"). At a Board meeting held on April 3, 2013, the Board determined that in order to conduct the Offer, the Fund will need to amend its fundamental investment limitations. The Board unanimously approved the proposed amendment of the fundamental investment limitation set forth above in order to be able to pursue the Offer that the Board had previously determined was in the best interest of stockholders of the Fund.

The Preferred Stock would be a new class of the Fund's capital stock designated by the Board specifically for issuance pursuant to the Offer. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of Preferred Stock would be entitled to receive a preferential liquidating distribution at face value (i.e., $5.00 per share) and all accrued and unpaid dividends, before any distribution of assets is made to the holders of the Fund's common stock. After payment of the full amount of the liquidating distribution (including any unpaid dividends) to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Fund. The Preferred Stock will have a one year term with a fixed dividend rate at 1% and would be redeemable at any time at the Fund's option at the liquidation preference plus any accrued dividends. If the Fund conducts the Offer, the Board intends that shortly after expiration of the Offer the Fund will hold a special meeting of stockholders to consider liquidation and dissolution of, or other corporate action relating to, the Fund. Shortly after that special meeting, the Fund intends to redeem the Preferred Stock. The Fund will hold the proceeds of the Offer in an interest-bearing account in the United States.

So long as the Fund is subject to the 1940 Act, the holders of any Preferred Stock, voting separately as a single class, shall have the right to elect two Directors at all times. The remaining Directors shall be elected by the holders of common stock and Preferred Stock voting as a single class. So long as the Fund is subject to the 1940 Act, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Stock voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the Preferred Stock, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund's subclassification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund's ability to take any such actions may be impeded to the extent that there is any Preferred Stock outstanding. Except as otherwise required by applicable law or the Fund's charter (the "Charter") or bylaws, holders of Preferred Stock will have equal voting rights with holders of common stock (one vote per share, unless otherwise required by the 1940 Act) and will vote together with such holders of common stock as a single class.

So long as the Fund is subject to the 1940 Act, (i) the Fund is required to have an asset coverage of at least 200 percent immediately following the issuance of Preferred Stock, (ii) the Fund will be prohibited from declaring any dividend (except a dividend payable in the common stock) or any other distribution upon the common stock, unless the Preferred Stock has at the time of any such declaration an asset coverage of at least 200 percent after deducting the amount of such dividend or distribution, as the case may be, (iii) holders of Preferred Stock will be entitled, voting as a class, to the voting rights outlined above, and (iv) holders of Preferred Stock will have the liquidation preference outlined above.

Approval of the proposed amendment to the fundamental investment limitations requires the affirmative vote of the lesser of either: (i) 67% the shares represented at a meeting at which there is a quorum, or (ii) more than 50% of the outstanding shares. If the proposed amendment is approved, the change in the Fund's fundamental investment limitations will become effective immediately.

THE BOARD OF DIRECTORS (ALL OF WHOM ARE INDEPENDENT DIRECTORS), RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO CHANGE THE FUND'S FUNDAMENTAL INVESTMENT LIMIATIONS.

Proposal 2: TO APPROVE THE LIQUIDATION AND DISSOLUTION
OF THE FUND, INCLUDING ITS INVESTMENT PLAN

At a special meeting of the Board held on March 8, 2012, the Board unanimously declared a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan"), a copy of which is attached as Appendix A, advisable and directed that the proposal be submitted for consideration by the Fund's stockholders. The proposal to liquidate and dissolve the Fund was voted on by stockholders at the Annual Meeting of Stockholders on June 4, 2012 and the adjournment thereof held on July 2, 2012. As permitted under the Maryland General Corporation Law (the "MGCL") and in accordance with the provisions of the Charter, the liquidation and dissolution of the Fund pursuant to the Plan requires the affirmative vote of the holders of 66 2/3% of the Fund's stockholders. The required vote to approve the liquidation and dissolution of the Fund was not achieved.

On April 3, 2013, the Board determined that the proposal to liquidate and dissolve the Fund pursuant to the Plan be resubmitted to stockholders for their consideration.

At your upcoming Meeting, you will be asked to approve the liquidation and dissolution of the Fund, including liquidation and termination of the Investment Plan, which is described in more detail in this Proxy Statement. The Board unanimously recommends that you vote FOR this Proposal 2 for the reasons discussed below.

If the Fund's stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund's management, under the oversight of the Board, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund will then set aside, in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund and make two liquidating distributions of the remaining cash to stockholders. The amounts to be distributed to stockholders of the Fund will be reduced by the expenses of the Fund in connection with the liquidation and dissolution of the Fund pursuant to the Plan, as described in more detail below under "Distribution Amounts." If stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan but stockholders approve the amendment to the Fund's fundamental investment limitations as set forth in Proposal 1, the Fund intends to conduct a rights offering of the Preferred Stock permitted by the amendment to the fundamental investment limitations following which the Fund would again seek stockholder approval of liquidation and dissolution of the Fund or other corporate action. If stockholders do not approve either of the Proposals, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

Background

The Fund was incorporated in Maryland on March 14, 1990, and commenced operations on May 30, 1990 as a non-diversified, closed-end management investment company registered under the 1940 Act. The Fund's investment objective is to seek long-term capital appreciation through investment primarily in equity securities of Thai companies. The Fund's investments in Thailand are made through a wholly-owned Investment Plan established under an agreement between SCB Asset Management Co., Ltd. (the "Manager"), the Fund's investment manager, and the Fund. The Fund's investments through the Investment Plan are managed by the Manager.

For the year ended December 31, 2012, in U.S. dollar terms, the net asset value ("NAV") return assuming reinvestment of the U.S. $0.99 per share dividend paid on January 11, 2013, was 33.34%. In comparison, the Stock Exchange of Thailand Index (the "SET"), the Fund's benchmark, increased 40.43% during the same period, in U.S. dollar terms. The Fund also underperformed the SET Index for the three- and five-year periods ending December 31, 2012.

Shares of closed-end equity funds typically trade in the marketplace at a discount to their NAV per share. This has been true in the case of the Fund, whose shares of common stock have consistently traded at a discount to NAV for the past several years. The Board has, over an extended period of time, attempted to address the discount issue. The Fund's shares, however, have continued to trade at a discount. During the one-, three- and five-year periods ended December 31, 2012, the Fund's shares traded at an average discount of approximately 7.93%, 10.27% and 10.55%, respectively.

Additionally, the Fund's asset size is relatively small compared to other closed-end funds. As a result, the Fund's stockholders bear the impact of certain fixed costs more acutely than if they were invested in a larger fund. The Fund has historically had higher operating expenses when compared to larger funds. A higher expense ratio further reduces investment returns to stockholders. For several years, the Board has undertaken various steps to reduce the Fund's operating expenses. Notably, on June 2, 2011 the Board voted not to renew the Fund's International Investment Advisory Agreement with Daiwa SB Investments (Singapore) Ltd. ("Daiwa SB"), and the agreement was terminated effective June 2, 2011. This termination eliminated the advisory fees that the Fund had been paying to Daiwa SB. Additionally, the Fund has negotiated fee waivers or discounts with many of its major vendors. Despite these efforts, and primarily because of the Fund's relatively small size, the Fund still has a relatively high expense ratio (currently, approximately 2.14%) compared with those of other closed-end funds in the Fund's peer group.

Board Considerations

In response to the Fund's underperformance, small asset size, persistent trading discount, and relatively high expense ratio, and as part of its general oversight responsibilities, the Board has regularly discussed and reviewed with Fund management various possible measures to address the discount and enhance stockholder value. In particular, the Board has considered the possibility of converting the Fund to an open-end fund, repurchasing shares in the open market or conducting a tender offer to repurchase the Fund's shares. The Board has repeatedly determined that none of these options were likely to enhance stockholder value, primarily due to the Fund's small asset size.

The Board concluded that converting the Fund to an open-end fund was not a practical option for two reasons. First, the Fund would likely receive significant redemption requests upon converting to an open-end fund which could cause the Fund to become too small to be considered economically viable. Second, open-ending would likely result in a substantially higher expense ratio which would unfairly burden the Fund's remaining stockholders. The Board also concluded that a large scale tender offer or share repurchase program was not feasible for a Fund already at a sub-optimal size.

The Board has also periodically considered conducting a rights offering to increase the Fund's asset size. However, the Board determined that a rights offering to increase the Fund's asset size was not a suitable option for the Fund since, given the persistent discount to NAV at which the Fund's shares trade, a rights offering to increase the Fund's asset size would have a significant dilutive effect on the Fund's existing stockholders.

Based upon the foregoing considerations and other relevant factors, at a Board meeting held on March 8, 2012 (and reconfirmed at a Board meeting held on April 3, 2013), the Board determined that, under the circumstances, liquidation of the Fund is advisable in view of its underperformance, small asset size, relatively high expense ratio and the persistent discount to net asset value at which its shares trade. Following review and discussions with management and Fund counsel, the Fund's directors, each of whom is considered an independent director and not an "interested person" of the Fund, then unanimously declared the orderly liquidation of the Fund advisable and adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Appendix A.

The proposal to liquidate and dissolve the Fund was voted on by stockholders at the Annual Meeting of Stockholders on June 4, 2012 and the adjournment thereof held on July 2, 2012. 50.6% of the shares outstanding voted for approval of the proposal and 3.22% of the shares outstanding voted against approving the proposal. The required vote to approve the liquidation and dissolution of the Fund (the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Fund) was not achieved. Following the Annual Meeting of Stockholders, the Board had several discussions regarding possible next steps for the Fund, including re-submitting the liquidation proposal for a vote of stockholders and the possibility of merging with another closed-end fund, which would also require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Fund.

In reviewing the voting results from the Annual Meeting of Stockholders, the Board noted that there had been strong support for the liquidation proposal from those stockholders who voted their shares and that the failure to receive stockholder approval for the liquidation was largely driven by many stockholders failing to vote or failing to instruct their brokers to vote on the liquidation proposal. The Fund's proxy solicitors indicated that at that time large positions of the Fund's shares were held by brokers or nominees on behalf of beneficial owners that routinely fail to provide voting instructions and, accordingly, it would be very difficult for the Fund to obtain stockholder approval for any non-discretionary matter requiring the affirmative vote of a supermajority of the Fund's existing stockholders. Because of the possibility that a number of these non-voting stockholders no longer own shares of the Fund, the Board has determined to resubmit the liquidation proposal to stockholders as the same time that the stockholders are being asked to approve the amendment to the Fund's fundamental investment limitations.

If liquidation and dissolution of the Fund pursuant to the Plan is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation. See "Additional Considerations" below.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of 66 2/3% of the outstanding shares of the Fund, (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board and (c) the completion of the termination and liquidation of the Investment Plan (the "Effective Date"). Following these three events, the Fund (i) will cease to invest its assets in accordance with its investment objective and will, as soon as reasonable and practicable after the Effective Date, complete the sale of any remaining portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after stockholder approval of the Plan, the Board may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (Plan, Sections 1-2, 5 and 12).

The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), through the last day of its final taxable year ending on liquidation.

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the NYSE MKT LLC (Plan, Section 3).

Liquidation Distributions. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of common stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) any liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund's books. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder's proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent can be reached by telephone at (866) 669-9905 or by e-mail at info@amstock.com. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7).

Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section 8).

Continued Operation of the Fund. The Plan provides that the Board has the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Amended and Restated Bylaws of the Fund, as amended and supplemented (the "Bylaws") and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board may abandon the liquidation and dissolution of the Fund pursuant to the Plan prior to the time Articles of Dissolution are accepted for record by the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board's current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board.

Distribution Amounts

The Fund's net assets on April 22, 2013 were $53,783,637. At such date, the Fund had 3,575,649 shares outstanding. Accordingly, on April 22, 2013, the NAV per share of the Fund was $15.04. The NAV per share of the Fund will change before the Plan becomes effective. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the expenses of the Fund in connection with the liquidation and portfolio transaction costs as well as any costs incurred in resolving any claims that may arise against the Fund and/or the Board. The total amount estimated to be spent in connection with the solicitation of stockholders pursuant to this Proxy Statement, including the costs associated with the preparation, printing and mailing of the Proxy Statement, is approximately $18,500. The total amount estimated to be spent in connection with the liquidation and dissolution of the Fund, excluding such proxy solicitation expenses, is approximately $250,000. Such approximate amount includes estimated portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) of approximately $100,000 (although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities); estimated costs of any extension of the Directors' and Officers' liability insurance policy; any fees charged by state or federal agencies; transfer agent fees; legal fees and other miscellaneous costs. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax considerations for stockholders who are United States persons and who are holding their stock as capital assets (generally, property held for investment) for U.S. federal income tax purposes with respect to the liquidation and dissolution of the Fund. This discussion is based on current U.S. federal income tax laws in effect on the date of this Proxy Statement. Future legislative or administrative changes or court decisions might significantly alter these tax consequences, and any such changes or decisions might be retroactive. The Fund has not sought a ruling from the Internal Revenue Service

(the "IRS") with respect to this liquidation and dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any stockholder upon receipt of the liquidation distributions will be as set forth below.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific stockholders in light of their particular circumstances or to stockholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or persons that have a "functional currency" other than the U.S. dollar). This discussion does not address any U.S. state or local tax considerations. Implementing the Plan may impose unanticipated tax consequences on stockholders and affect stockholders differently, depending on their particular tax situations independent of the Plan.

If its stockholders approve the Plan, the Fund will sell its assets and distribute the proceeds and any income to stockholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make all required distributions so that it will not be taxed on the Fund's net gain, if any, realized from the sale of its assets. The Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidation distributions.

The Fund expects to treat all or a portion of its investment company taxable income, if any, and its net capital gains, if any, required to be distributed for the taxable years ending at or prior to the dissolution date, as an income dividend or capital gain distribution, as applicable, on account of the Fund's final taxable year as having been paid out as liquidation distributions made to the Fund's stockholders in complete liquidation of the Fund. As described in the next paragraph, any such liquidation distributions (in lieu of an income dividend or capital gain distribution) will be treated for U.S. federal income tax purposes as having been received by Fund stockholders as consideration for a sale or exchange of their Fund stock. However, to the extent necessary, the Fund may declare, before the date of dissolution, a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Fund's stockholders all or a portion of such income for the taxable years ending at or prior to the dissolution date (computed without regard to any deduction for dividends paid), if any, realized in the taxable years ending at or prior to the dissolution date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any income or excise tax for such periods. The tax consequences to stockholders from any such dividends will be the same as is normally the case.

A stockholder who receives liquidating distributions will be treated as having received the distribution in exchange for the stockholder's stock in the Fund and will recognize gain or loss based on the difference between the amount received and the stockholder's basis in the Fund stock. If a stockholder holds stock as capital assets, the gain or loss will be characterized as a capital gain or loss. If the stock has been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual stockholders at a maximum U.S. federal tax rate of 15%, and any such loss will be treated as long-term capital loss. Capital gain or loss on stock held for one year or less will be treated as short-term capital gain or loss, except that any loss realized with respect to stock in the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the stock.

Liquidating distributions to a stockholder may be subject to backup withholding. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's U.S. federal income tax liability.

Impact of the Plan on the Fund's Status Under the 1940 Act

On the Effective Date, the Fund will cease doing business as an investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2 and 9).

Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the MGCL, Articles of Dissolution stating, among other things, that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the acceptance for record of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized (Plan, Sections 2 and 12).

Appraisal Rights

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

Required Vote

Under the MGCL and pursuant to the Charter and Bylaws, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of stock of the Fund entitled to vote thereon is required to approve the liquidation and dissolution of the Fund pursuant to the Plan.

In the event that 66 2/3% of the outstanding shares of stock of the Fund are not voted in favor of the liquidation and dissolution of the Fund pursuant to the Plan, with the result that the liquidation and dissolution of the Fund as set forth in the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved, and the proposal to amend the fundamental investment limitations of the Fund is approved, the Board presently intends to conduct the Offer of Preferred Stock in order to enable stockholders who support liquidation of the Fund to obtain sufficient voting shares in order for the Fund to be able to obtain the stockholder approval to liquidate and dissolve the Fund or take other corporate actions. The implementation of the Offer in order to liquidate the Fund will involve greater expenses to the Fund when compared to the direct liquidation and dissolution of the Fund as per proposal 2 of this proxy statement.

In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved, and the proposal to amend the fundamental investment limitations of the Fund is also not approved, the Board intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders.

Additional Considerations

In addition to the other information contained in this Proxy Statement, you should consider the following factors in determining whether or not to vote in favor of the liquidation and dissolution of the Fund pursuant to the Plan.

The Fund is not able to Estimate Net Proceeds to be Received by Stockholders. The actual amounts to be distributed to stockholders of the Fund upon liquidation is subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to stockholders will be based, in part, on the value of the Fund's assets at the time of liquidation of the Investment Plan and the Fund and then-current market conditions; the amount of the Fund's actual costs, expenses and liabilities to be paid in the future; the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund's assets, all of which cannot be predicted with any certainty at this time.

The Fund is Not Able to Predict at this Time the Length of Time it Would Take to Complete the Liquidation and Dissolution of the Fund. Notwithstanding the approval of 66 2/3% of the outstanding shares of stock of the Fund, any claims pending against the Fund and/or the Board must be satisfactorily resolved prior to the liquidation of the Fund's assets. While the Board is not currently aware of any such claim, it is possible that such a claim could arise and that costs would be incurred to resolve it. If any such claim should arise, the Fund will not liquidate until such claim is satisfactorily resolved in the sole discretion of the Board. If stockholders approve the Plan, the Fund will commence the process of terminating and liquidating the Investment Plan, through which the Fund holds most of its assets. This process will depend on receipt of certain approvals from regulatory authorities in Thailand, the timing of which is uncertain. Following termination and liquidation of the Investment Plan and on the Effective Date, the Fund will be authorized to commence the sale and liquidation of any of its assets held outside of the Investment Plan and the Fund will cease investment activity other than managing the sale of securities and the Fund's cash levels. The Fund is unable to predict when it will complete the sale of its assets or when it will distribute the liquidation proceeds to stockholders. In effecting the liquidation and dissolution of the Fund, the Fund's Administrator expects to invest the cash proceeds from the sale of portfolio securities in short-term taxable instruments. However, the Fund will not be managed during the liquidation period in a manner designed to produce investment returns analogous to that which it attempted to achieve during its investment operations. Further, the market value of the Fund's portfolio securities may decline during the liquidation period resulting in a reduction in the amounts available for ultimate liquidation distribution, and the length of the liquidation period cannot be predicted at this time as described above.

The Liquidity and Market Price of Shares of Common Stock of the Fund Could Decrease. As the Fund sells its assets and distributes proceeds of the liquidation to stockholders, the Fund's market capitalization and "float" may diminish. Market interest in the Fund's shares may also diminish. This could reduce the market demand for and liquidity of shares of the Fund's common stock, which may adversely affect the market price of the Fund's shares. The Fund currently intends to maintain its listing on the NYSE MKT LLC until such time as the shares of Common Stock are no longer eligible for listing and trading. This would further decrease the market demand for and liquidity and price of the Fund's shares.

INVESTMENT MANAGER AND ADMINISTRATOR OF THE FUND

SCB Asset Management Co., Ltd. serves as the investment manager to the Fund and its principal office is located at 21st–22nd Floor SCB Park Plaza 3, 19 Ratchadapisek Road, Chatuchak, Bangkok 10900, Thailand. Aberdeen Asset Management Inc. serves as the administrator to the Fund and its principal office is located at 1735 Market Street, 32nd Floor, Philadelphia, PA 19103.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Holders. Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund's outstanding shares of common stock as of March 28, 2013. The information is based on publicly available Schedule 13D and 13G disclosures filed with the Commission.

Name and Address of Beneficial Owner	Number of Shares of Common Stock and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Bulldog Investors Park 80 West, 250 Pehle Ave. Suite 708 Saddle Brook, NJ 07663	1,367,632(1)	38.36%

(1)  The above information is based on a Schedule 13G filed with the Commission jointly by Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos, as a group, on August 22, 2012. The Schedule 13G filing indicates that the group has sole voting power with respect to 323,917 of its shares of common stock, shared voting power with respect to 87,580 of its shares of common stock and sole dispositive power with respect to its 1,367,632 shares of common stock.

Security Ownership of Management. As of the record date, the Fund's Directors and officers owned, in the aggregate, less than 1% of the Fund's outstanding shares of common stock.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of Aberdeen Asset Management Inc. The Fund has retained AST Fund Solutions, LLC to assist in the proxy solicitation. The fee for such services is estimated at $5,500, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person or by telephone will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

QUORUM AND REQUIRED VOTE

Approval of the proposed amendment to the fundamental investment limitations pursuant to Proposal 1 requires the affirmative vote of the lesser of either: (i) 67% the shares represented at a meeting at which there is a quorum, or (ii) more than 50% of the outstanding shares. Under the MGCL and pursuant to the Charter and Bylaws, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of stock of the Fund entitled to vote thereon is required to approve the liquidation and dissolution of the Fund pursuant to the Plan pursuant to Proposal 2. For purposes of the vote on Proposal 1 and Proposal 2, abstentions will have the same effect as a vote against the approval of the amendment to the fundamental investment limitation and the liquidation and dissolution of the Fund pursuant to the Plan, as applicable. The holders of a majority of the Fund's outstanding common stock entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the transaction of business at the Meeting.

In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the chairman of the meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment with respect to a proposal will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting and voting on that proposal. The persons named as attorneys in the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election, on behalf of the Fund, will determine whether or not a quorum is present at the Meeting. The inspectors of election will treat abstentions as present for purposes of determining a quorum.

The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Proposals 1 and 2. The Fund understands that, under the rules of the NYSE MKT LLC, such broker-dealers may not, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on the Proposals if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. This is called a "broker non-vote." Therefore, if beneficial owners do not provide proxy instructions or do not return a proxy card that specifies how they wish to vote on Proposals 1 or 2, such action will have the same effect as a vote against any Proposal as to which instructions were not received. Broker non-votes, if any, will be counted as present for purposes of determining the existence of quorum.

STOCKHOLDER PROPOSALS

In the event that the proposal to liquidate and dissolve the Fund is not approved, any proposal by a stockholder of the Fund intended to be included in the proxy materials for the year 2013 annual meeting of stockholders of the Fund must be received by the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA, 19103, not later than the 10th day following the date of announcement of the date for the 2013 annual meeting of stockholders.

The Bylaws require that any proposal by a stockholder of the Fund intended to be presented at a meeting of stockholders must be received by the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA, 19103, not earlier than 90 days prior and not later than 60 days prior to the date of the annual meeting of stockholders for 2013. The Board has not yet set the date of such meeting.

By order of the Board of Directors,

/s/ Alan Goodson
Alan Goodson

President

1735 Market Street, 32nd Floor
Philadelphia, PA 19103
April 29, 2013

Appendix A — Form of Plan of Liquidation and Dissolution

THE THAI CAPITAL FUND, INC.
PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the "Plan") of The Thai Capital Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and in conformity with the provisions of the Fund's charter (the "Charter").

WHEREAS, the Fund's Board of Directors, at a special meeting of the Board of Directors held on March 8, 2012, declared that in its judgment it is advisable to liquidate and dissolve the Fund and has unanimously adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.  Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan, (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors and (c) the completion of the termination and liquidation of the Investment Plan. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the "Effective Date."

2.  Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3.  Restriction of Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board of Directors (the "Determination Date"). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the NYSE MKT US LLC (the "NYSE MKT").

4.  Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets. Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records, and to its employees, either at their home addresses as shown on the Fund's records or at their business addresses, and otherwise consistent with the MGCL.

5.  Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6.  Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Second Distribution provided for in Section 7, below.

7.  Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of liabilities and expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder's proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

8.  Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

9.  Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors or a duly authorized committee thereof, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the MGCL, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, NYSE MKT rules or any other applicable laws or regulations.

10.  Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Bylaws of the Fund and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

11.  De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

12.  Dissolution under Maryland Law. As soon as practicable after the Effective Date, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors and remaining employees, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with and for acceptance by the State Department of Assessments and Taxation of Maryland.

13.  Appraisal Rights. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to the Plan.

THE THAI CAPITAL FUND, INC.

c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103

Proxy Solicited on Behalf of the Board of Directors for the
Special Meeting of Stockholders on
June 10, 2013

The undersigned stockholder of The Thai Capital Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints Alan Goodson and Heather Hasson, or either of them, as proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders (the “Meeting”) of the Fund, to be held at the offices of Aberdeen Asset Management Inc., 712 Fifth Avenue, 49th Floor, New York, NY 10019, on June 10, 2013 at 2:00 p.m., New York time, and any and all adjournments or postponements thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.

The votes entitled to be cast by the undersigned will be cast in accordance with the instructions given by the undersigned stockholder, but if this proxy is executed and no instructions are given, the votes entitled to be cast by the undersigned will be cast FOR Proposal 1 and FOR Proposal 2 as set forth in this proxy card.  In addition, the votes entitled to be cast by the undersigned will be cast, in the discretion of the proxy holder on such other business as may properly come before the Meeting or any adjournment or postponement thereof.  The undersigned hereby revokes any and all proxies with respect to such Shares heretofore given by the undersigned.  The Board of Directors recommend a vote FOR Proposals 1 and 2.  The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

THE THAI CAPITAL FUND, INC.

June 10, 2013

INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14194

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
20200000000000000000 6	060211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To approve a change in the fundamental investment limitations of the Fund as set forth in the related proxy statement.	2.

To approve the liquidation and dissolution of the Fund, including the termination and liquidation of the Fund’s Investment Plan, in accordance with the Plan of Liquidation and Dissolution of the Fund attached to the Proxy Statement as Appendix A.

☐	FOR	☐	FOR
☐	AGAINST	☐	AGAINST
☐	ABSTAIN	☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.